SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (the "Agreement") is dated this 1st day of December 2021 and made between John J. Wiesehan III ("Employee") and cbdMD, Inc., a North Carolina corporation (the "Parent") and its affiliates, subsidiaries, predecessors, successors and assigns (collectively referred to herein, along with CBDI and Parent, collectively and individually, as the "Company").

For and in consideration of the mutual promises and commitments specified herein, the parties agree as follows:

1. Resignation and Severance Amount.

(a) Employee has resigned from his employment with the Company and its affiliated entities. The Employee will be paid (i) for thirty (30) days at his current base annual salary, and (ii) $7,500 by check upon execution hereof ("Severance Amount") in accordance with the Company's normal payment policies. Employee shall not be eligible for healthcare benefits under the Company's policy.

(b) Employee agrees to cooperate with the Company during such thirty (30) day period in transitioning his work to others within the Company, including, without limitation, being generally available to the Company or its employees to answer questions. Employee is not required to be present in the office to fulfill such transitional duties.

(c) Employee understands, acknowledges, and agrees that he is eligible for severance benefits only as provided for under this Agreement and that he is not entitled to any other severance pay from the Company above and beyond as set forth in Section 1(a). Employee further understands and agrees that the severance payment described in Section 1(a) of this Agreement is expressly conditioned upon his release of all claims under this Agreement and the other promises under this Agreement. Employee acknowledges, agrees, and affirmatively represents and warrants that he has received any and all overtime, wages, compensation, vacation pay, sick pay, compensatory time, commissions, bonuses, and other compensation due to him relating to his employment with the Company up to and including the date hereof and the date of execution of this Agreement, with the exception of the consideration described in Section 1(a) of this Agreement. With respect to the severance benefits described in Section 1(a) of this Agreement, Employee acknowledges, agrees, and affirmatively represents that any Company he is entitled to no other severance pay under any other agreement, plan, or practice.

2. General Release.

(a) In consideration for the Severance Amount, Employee agrees, for himself and his heirs, representatives, successors and assigns, that he is finally and permanently separated from employment with Company, and that he waives, releases and forever discharges Company, its owners, shareholders, directors, officers, employees and agents (including without limitation, Martin A. Sumichrast, Scott Coffman and Ronan Kennedy, individually) from any and all claims, known or unknown, that he has or may have relating to or arising out of his employment with Company and the termination thereof, including but not limited to any claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act or any other federal, state or local law relating to employment, employee benefits or the termination of employment, or any other claim arising out of or relating to Employee's employment, excepting only his benefits, if any, under any 401k plan and the provisions of this Agreement.

(b) Employee represents and warrants that he will not file any complaints, charges or lawsuits with any governmental agency or any court, against Company arising out of facts, claims or issues encompassed in this Agreement. Employee further represents, warrants, and agrees to refrain from instituting, prosecuting, filing or processing, or assisting or cooperating with the instituting, prosecuting, filing or processing of any complaint, charge, or any litigation against Company in any way related to or arising out of the facts, claims or issues encompassed in this Agreement, or any other claims, charges, or causes of action against Company.

(c) The general release contained within this Section 2 shall relate solely to Employee's employment with Company, and shall not release any claims related to or arising out of the asset purchase agreement entered into between Employee and Company.

3. Non-Disclosure. The parties agree that the terms of this Agreement are confidential, and agree not to disclose the fact, terms or amount thereof to any person other than their attorney, employees, agents and representatives who need to know, income tax preparer or similar professional, or to immediate family; *provided, that* the Company shall be able to publicly disclose such information to the extent required by law. To the extent that either party discloses this information (other than through public disclosure), they agree to instruct such recipient that this information is to be kept confidential.

4. Non-Disparagement and Non-Compete. The parties agree that they will not make any defamatory, derogatory, disparaging, slanderous, or libelous remarks or statements concerning the other party or any of their officers, directors, employees, affiliates, subsidiaries, agents or representatives, via any means of communication or media,

including without limitation, any social media websites or similar platforms. The Employee agrees that commencing on the date hereof and ending on the first anniversary thereof, Employee will comply with Section 7 (Non-Compete) of his employment Agreement dated July 22, 2021, between Employee and the Company; provided, however the last sentence of Section 7(a)(3) shall be deleted and inserted in lieu thereof shall be the following sentence: "*Nothing in Section 7(a)(1) and (3), however, shall prohibit Employee from engaging in the sale, manufacture, or distribution of Delta 8 products.*"

5. Return of Company Property. Employee warrants that he has returned to the Company property, including without limitation all paper and electronic company documents including memoranda, user logins, passwords, customer lists, price lists, marketing materials, reports and analyses, and all copies thereof, and that he has destroyed any electronic copies of all Company information or materials remaining in his possession or digitally saved on his computer/iPad. Employee represents and warrants that he has returned all Company issued credit cards, keys, phones, emails, user logins, passwords, customer lists, contract forms, reports, price lists, mailing lists, vendor lists, advertising materials, promotional materials and any confidential information or documentation of the Company in Employee's possession or control, and that Employee has not taken or preserved copies, in whatever format, of any Company information within his control separately from the Company's systems.

6. Usernames/Passwords. Employee has provided to Ronan Kennedy a list of all usernames and passwords for any access to any of the company assets, websites, logins or otherwise which are paid for or for the benefit of the Company in his possession.

7. Ownership of Work Product.

(a) Employee acknowledges and agrees that any copyrightable or patentable works or materials ("Inventions") prepared by Employee within the scope of Employee's services to the Company are "works for hire" under the copyright or patent laws and that the Company will be considered the author and owner of such Inventions. Employee agrees that all Inventions that (i) were developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by Employee for the Company, or (iii) relate to the Company's business or actual or demonstrably anticipated research and development (the "Assigned Inventions") will be the sole and exclusive property of the Company. Employee hereby irrevocably assigns, and agrees to assign, the Assigned Inventions to the Company.

(b) In addition to the foregoing assignment of Assigned Inventions to the Company, Employee hereby irrevocably transfers and assigns to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, including but not limited to rights in databases, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (ii) any and all "Moral Rights" (as defined below) that Employee may have in or with respect to any Assigned Inventions. Employee also hereby forever waives and agrees never to assert any and all Moral Rights Employee may have in or with respect to any Assigned Inventions, even after termination of this Agreement. "Moral Rights" mean

any rights to claim authorship of or credit on an Assigned Inventions, to object to or prevent the modification or destruction of any Assigned Inventions, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions, and any similar right, existing under judicial or statutory law of any country or subdivision thereof in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right." Company acknowledges that this Section 7 shall not apply to any Inventions or intellectual property prepared by Employee as a part of his ownership of or employment with Decoy Holdings, LLC, Blueprint Strategies, LLC, or Motor Supply Co., Inc. f/k/a Otrio Capital, LLC.

8. Entire Agreement.

(a) The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital and represent and warrant that they are competent and possess the full and complete authority to covenant and agree as herein provided.

(b) Employee understands, agrees, and represents that the covenants made herein and the releases herein executed may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in his best interest. Employee represents and warrants that, in negotiating and executing this Agreement, he has had an adequate opportunity to consult with competent counsel or other representatives of his choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein.

(c) The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; intend and agree that it is final and binding and understand that, in the event of a breach, either party may seek relief, including damages, restitution and injunctive relief, at law or in equity, in a court of competent jurisdiction.

(d) If any portion of this Agreement is void or deemed unenforceable for any reason, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force.

(e) Employee acknowledges that he has been fully advised to consult an attorney as to the terms and provisions of this Agreement. Employee acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement not set forth herein with regard to the subject matter, basis or effect of this Agreement. Employee represents that he has had the opportunity to consult competent legal counsel of his own choosing before signing this Agreement, has carefully read the Agreement and has been fully and fairly advised as to its terms. Employee further represents and warrants that he has been given adequate time to consider this Agreement before executing it and that he executes this Agreement as his own free act and deed.

(f) This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supercedes and replaces all prior agreements and understandings relating to the subject matter hereof. This Agreement may be amended in whole or in part only by an instrument in writing setting forth the particulars of such amendment and duly executed by the parties.

(g) This Agreement shall be construed, performed and enforced in accordance with the laws of the State of North Carolina, without respect to its conflict of laws rules.

(h) Employee agrees to reasonably cooperate with the Company and use Employee's best efforts in responding to all requests by the Company for assistance and advice relating to matters and procedures in which Employee was involved. Employee also covenants to reasonably cooperate in defending or prosecuting any claim or other action which arises, whether civil, criminal, administrative or investigative, in which Employee participation is required in the best judgment of the Company by reason of Employee's former employment with the Company.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing Agreement this the first day of December 2021.

DocuSigned by:
John Wiesehan

John Wiesehan III

cbdMD, Inc.

DocuSigned by:
martin sumichrast

Martin A. Sumichrast, Co-CEO